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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108856) and related Prospectus of Nektar Therapeutics for the registration of $110,000,000 of its 3% Subordinated Convertible Notes Due June 30, 2010, 9,691,629 shares of common stock into which the notes are convertible, and 72,419 shares of common stock held by AFAC Equity, L.P., and to the incorporation by reference of our report dated January 17, 2003, with respect to the consolidated financial statements of Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
December 8, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS